UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 5, 2017 (August 7, 2017)

True Nature Holding, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1355 Peachtree Street, Suite 1150 Atlanta, Georgia
(Address of principal executive offices)
(844) 383-8689
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On August 7, 2017, the Board of Directors (the “Board”) of True Nature Holding, Inc. (the “Company”) authorized the issuance of 25,000 restricted shares of common stock as consideration for an extension to a debt agreement dated March 16, 2016 (the “Debt Agreement”) for interest and fees owed thereunder. The aggregate principal amount together with interest accrued thereon and applicable fees owed pursuant to the Debt Agreement is $60,000. The price per share was $0.1429, which was the closing price of the Company’s stock on August 7, 2017.

On August 23, 2017 the Board authorized the issuance of 30,000 shares of restricted common stock to a consultant for services rendered beyond the date of such consultant’s agreement with the Company to perform certain services. This issuance was in addition to the 30,000 shares of restricted common stock the consultant received pursuant to the terms of his consulting agreement dated June 8, 2017. The price per share was $0.09, which was the closing price of the Company’s stock on August 23, 2017.

On September 26, 2017, the Board authorized the issuance of 25,000 restricted shares of common stock as consideration for an extension of the Debt Agreement. The aggregate principal amount together with interest accrued thereon and applicable fees owed pursuant to the Debt Agreement is $60,000. The price per share was $0.078, which was the closing price of the Company’s stock on September 26, 2017.

On September 26, 2017 the Board awarded 200,000 shares of restricted common stock as consideration for consulting services to a consultant who was instrumental in hiring the Company’s new President and Chief Executive Officer. The price per share was $0.078, which was the closing price of the Company’s stock on September 26, 2017.

On September 26, 2017 the Board awarded 200,000 shares of restricted common stock to each of its two directors as consideration for their efforts to manage the day to day activities of the Company since January 2017. The price per share was $0.078, which was the closing price of the Company’s stock on September 26, 2017.

On September 26, 2017 the Board issued 987,000 shares of restricted common stock to a stockholder in consideration for repayment for approximately $78,000 of expenses accrued since January 2017 related to general Company expenses. The price per share was $0.078, which is the closing price of the Company’s stock on September 26, 2017. The foregoing issuances cover, in full, all expenses owed to the stockholder through July 31, 2017. At the request of the stockholder the shares of common stock will be issued to non-affiliated third parties.

As a result of the foregoing issuances, as of the date of this filing, there are currently 19,605,874 shares of common stock outstanding, and no shares of preferred stock outstanding.

Each of the foregoing issuance of securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(a)(2) thereof as a transaction by an issuer not involving a public offering.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

True Nature Holding, Inc.

Date: October 5, 2017	By:	/s/ Jordan Balencic
Jordan Balencic, Chairman